Exhibit 10.1

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PATENT CO-OWNERSHIP AGREEMENT

PATENT CO-OWNERSHIP AGREEMENT

This agreement (“Agreement”) between

EVAXION BIOTECH A/S, CVR No. DK 3176 2863, a company incorporated under the laws of Denmark with its registered office at Dr Neergaards Vej 5F, DK-2970 Hørsholm, Denmark (“Evaxion”);

and

STATENS SERUM INSTITUT CVR No. DK 4683 7428, a public institute under the Danish Ministry for Health, whose registered office is at Artillerivej 5, DK-2300 Copenhagen S, Denmark (“SSI”);

is effective on the 27 day of June 2024 (“Effective Date”).

Each of SSI and Evaxion is sometimes referred to individually herein as a “Party” and collectively as the “Parties”.

1.	BACKGROUND

Evaxion and SSI have been assigned and agree to hold joint ownership of the Joint Patents. Evaxion and SSI want their respective undivided interests in these patent rights to be administered by Evaxion and assign Evaxion as the holder of all commercial rights to the Joint Patents as provided in this Agreement.

2.	DEFINITIONS

2.1	“Affiliate” means any entity that directly or indirectly Controls, is Controlled by, or is under common Control with another entity, for so long as such Control exists.

2.2	“Control” means in respect of Affiliates: (a) in the case of companies and corporations “Control” and “Controlled” means beneficial ownership of more than fifty percent of the voting stock, shares, interest, or equity in an entity; or (b) in the case of any other legal entity, “Control” and “Controlled” shall exist through the ability to directly or indirectly control the management and/or business of the legal entity.

2.3	“Joint Patents” means any of Evaxion’s and SSI’s jointly owned PCT/EP2020/050058, and derived regional and national filings as described in Appendix 1, and any international or foreign patent application corresponding to either of the foregoing, and any divisional, continuation, or reexamination application, and each patent that issues or reissues from any of these patent applications. “Joint Patents” include any claim of any continuation-in-part (CIP) patent applications that are entirely supported in the parent application’s original specification and entitled to the parent application’s priority date.

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PATENT CO-OWNERSHIP AGREEMENT

2.4	“Joint Patent License” means any agreement between Evaxion and a Third Party that grants the Third Party a license to use or in other way exploit or have used or exploited any Joint Patent, including but not limited to; make, have made, use, sell, offer to sell or import products or methods covered by Joint Patents, or any agreement granting an option to acquire such a license, in each case that is executed during the term of this Agreement.

2.5	“Third Party” means a legal or natural person, including governmental authorities, that is not a Party or an Affiliate of a Party to this Agreement.

2.6	“UCPA” means Agreement on a Unified Patent Court, 2013/C 175/01.

2.7	“Valid Claim” means a claim or pending claim of a Joint Patent, including claim under a patent application, that has not: (a) expired, been canceled or withdrawn; (b) been held permanently revoked, unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction over such claim, which decision is not reversed and is unappealable or un-appealed within the time allowed for appeal; (c) been admitted to be invalid or unenforceable through disclaimers, consent decrees or otherwise, or surrendered during a reissue or reexamination; or (d) been abandoned.

3.	JOINT OWNERSHIP

3.1	Joint Ownership. The Parties agree that except for such rights granted to Evaxion pursuant to this Agreement or any separate written agreement entered into between the Parties, any and all right and title and interest in and to the Joint Patents shall be owned jointly by the Parties in equal, undivided shares.

4.	PATENT PROSECUTION AND PROTECTION

4.1	Patent Prosecution. Evaxion is the Party solely responsible for and entitled to preparing, filing, prosecuting, and maintaining the Joint Patents in any jurisdiction unless Evaxion transfers that responsibility and those rights to [****] or to a licensee under a Joint Patent License as contemplated in Clause 4.3 below. Evaxion shall be entitled to conduct such preparation, filing, prosecution and maintenance of the Joint Patents at its own discretion anywhere in the world it deems appropriate. Upon request by SSI, Evaxion will within a reasonable time provide to SSI:

(a)	all serial numbers and filing dates of each of the Joint Patents filed after the Effective Date;

(b)	a copy of each of the Joint Patents applications filed after the Effective Date;

(c)	a copy of each of the Joint Patents that issues after the Effective Date; and

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PATENT CO-OWNERSHIP AGREEMENT

(d)	patent prosecution correspondence related to Joint Patents after the Effective Date; and

(e)	a copy of all pending claims of each of the Joint Patents applications after the Effective Date.

4.2	Re-instatement of original claims. [****].

4.3	Abandoning Patents. Evaxion will not abandon the prosecution or maintenance of any Joint Patent (except for the purpose of filing a continuation application) without prior written notice to SSI at [****] days in advance of any applicable deadline that would result in a loss of patent rights in that Joint Patent. Except where Evaxion has agreed with a licensee under a Joint Patent License that the licensee shall have the rights and obligations to continuing to prosecute or maintain any such Joint Patent that Evaxion wishes to abandon, SSI may, with a [****] days prior written notice to Evaxion, assume responsibility for continuing to prosecute or maintain any such Joint Patent(s). [****]

4.5	SSI’s assistance. [****]shall upon request provide such [****] to Evaxion and any licensee under a Joint Patent License which may be required in order for Evaxion or such licensee to prosecute and maintain the Joint Patents in accordance with this Agreement, hereunder by providing any information and signing any statements, confirmations, etc. to be presented to relevant patent authorities in this regard. [****]

4.6	Costs. [****]

5.	Commercial Rights

5.1	SSI hereby agrees and acknowledges:

(a)	that any and all commercial rights and interest that SSI may have, or is granted after the Effective Date, with respect to the Joint Patents have been or will be set out in one or more separate written license agreements entered into between the Parties;

(b)	that except for such commercial rights and interest specifically granted to [****] in such license agreement(s) as referred to in litra (a) above, any and all commercial rights and interests in and to the Joint Patents will rest with Evaxion, including the right to commercially exploit the Joint Patents at Evaxion’s sole discretion, including but not limited to; import, have imported, export, have exported, formulate or have formulated, market, use, offer for sale, sell, have sold or supply any method, use or product to the extent that each if the aforementioned is covered by the Joint Patents, either by Evaxion or one or more third parties to whom Evaxion grants a license to the Joint Patents as set out in Clause 5.2; and

(c)	that except where specifically agreed between the Parties in such license agreement(s) as referred to in litra (a) above, [****]will not receive any payments from Evaxion in relation to Evaxion’s commercialization of any rights under the Joint Patents, whether such commercialization is undertaken by Evaxion itself or one or more third parties under a license as referred to in litra (b) above;

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PATENT CO-OWNERSHIP AGREEMENT

(d)	that, without limitation to anything else set out in this Clause 5, [****] will refrain from performing any of the activities described in Articles 25 and 26, respectively, of the UCPA (i.e. activities that a proprietor can prevent a third party from doing without the proprietor’s consent), in any of the jurisdiction where the Joint Patents have Valid Claim(s). For the avoidance of doubt, the foregoing shall apply irrespectively of whether any Valid Claims are governed by the UCPA or not.

5.2	Evaxion’s Licensing Activities. Evaxion will have the exclusive right to grant license, option for license, non-waiver of enforcement declaration, etc. in respect of the Joint Patents during the term of this Agreement.

5.3	[****]’s Licensing Activities. Except for license granted from [****] to Evaxion, SSI will not grant any license, option for license, non-waiver of enforcement declaration, etc. in respect of the Joint Patents during the term of this Agreement. If [****] is contacted by a Third Party inquiring about a license, option for license or non/waiver of enforcement, etc. in respect of any Joint Patent, [****] will refer that Third Party to Evaxion.

5.4	[****]’s ownership in Joint Patents. Except for such rights granted to Evaxion pursuant to this Agreement and for assignment pursuant to Clause 10.3, [****] may not sell, transfer, assign, give away, pledge or otherwise encumber, or engage in any other form of transaction that results in [****] not retaining all its rights, title and interest in and to the Joint Patents.

5.5	Transfer of ownership between the Parties. If any of the Parties no longer wants to be owner of one or more Joint Patents it may notify the other Party hereof in writing and the ownership to the Joint Patent(s) of that Party will be transferred, free of charge, to the other Party and the transferring Party will no longer have any financial interest or obligation towards the transferred Joint Patent(s) or to the other Party in relation to thereto as set out in this Agreement.

5.6	Retained Rights. Nothing in this Agreement will prohibit, and each Joint Patent License will expressly reserve to SSI the right, on behalf of itself and all other non-profit research institutions, including all Danish public hospitals and clinics, to practice the Joint Patents for any non-commercial, educational and research purposes, including sponsored research and collaborations. Evaxion or licensees will have no right to enforce the Joint Patents against any such non-commercial activities. Evaxion, SSI and any such other institution have the right to publish any information included in a Joint Patent. g. In respect of SSI, Evaxion and its Affiliates will also have such rights as described in this Clause 5.6 to practice the Joint Patents for any non-commercial, educational and research purposes and SSI cannot enforce the Joint Patents against such activities. In respect of any licensee under a Joint Patent License, Evaxion may further decide, when granting the Joint Patent License, that it will retain such rights as described in this Clause 5.6 for itself and its Affiliates. For the avoidance of doubt, Evaxion cannot be held liable for any practice of the Joint Patents by SSI or any research institution as set out in this Clause 5.6.

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PATENT CO-OWNERSHIP AGREEMENT

5.7	Indemnification and No Warranties. [****]

5.8	Name Use. [****]

5.9	Information regarding Joint Patent Licenses. Evaxion will provide to SSI information about the terms of any Joint Patent Licenses.

6.	RECORDS AND REPORTS

6.1	Accounting Records. [****]

6.2	Status Reports. Within [****]after the end of each [****]during the term of this Agreement, Evaxion will send to SSI an [****] report describing (a) the status of licensing activity and commercial development for the Joint Patents, and (b) the status of patent prosecution for the Joint Patents.

7.	PATENT INFRINGEMENT, ENFORCEMENT AND DEFENCE

7.1	Obligation to Notify. If Evaxion or SSI learns of any infringement or suspected infringement of Joint Patent, or if a Third Party files a declaratory judgment action with respect to or challenges any Joint Patent, the Party who learns of the infringement, filing or challenge will notify the other Party in writing and will provide the other Party with any evidence of the infringement, filing or challenge available to such Party. Evaxion will use reasonable efforts to handle the infringement, filing or challenge without litigation. If Evaxion is not successful in stopping the infringement, filing or challenge within [****] after the alleged infringer has been formally notified of the infringement or Third Party has been notified of opposition to any such filing or challenge, SSI and Evaxion will, if so requested by Evaxion, discuss and agree on possible courses of action.

7.2	Rights to Bring Legal Action Against an Infringer and to Defend Joint Patents. Evaxion is not obligated to bring an infringement action, but may at its discretion institute and prosecute a suit or defend any declaratory judgment action or challenge of the Joint Patents. Evaxion will bear the entire cost of the litigation and will retain the entire amount of any recovery or settlement. Evaxion may, for standing purposes, [****] as a party to any such proceedings and will, if Evaxion decides to institute a legal action, notify SSI hereof in writing. Evaxion shall, to the extent [****], obtain [****] prior written consent before executing procedural steps implying risks or costs to [****], such consent not to be unreasonably withheld. However, [****]as Evaxion may reasonably request, hereunder to support the legal action by agreeing to bring the legal actions to the designated legal institute, signing necessary orders to comply with local legislation and any other actions needed by [****].

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PATENT CO-OWNERSHIP AGREEMENT

7.3	Costs. [****].

7.4	Actions by Licensees. Evaxion may transfer its right under Clauses 7.1 and 7.2 , in whole or in part, to a licensee under a Joint Patent License. In that case, the Parties acknowledge and agree that to the extent the terms of any Joint Patent License permit a licensee to bring legal action against an infringer, the terms of such Joint Patent License shall require the licensee to bear the entire cost of such legal action, shall be generally consistent with the terms of this Clause 7, and shall provide for the reimbursement of any [****], and if the amount of such recovery is not sufficient to fully reimburse each Party then each Party shall be reimbursed in the same proportion as its respective [****] are relative to the total costs of such legal action.

7.5	Third Party Challenges. In the event that a Third Party commences an action challenging any Joint Patent, as between Evaxion and SSI, Evaxion shall have the first right, but not the obligation, to defend such Joint Patent against such challenge. If Evaxion does not commence to defend such challenge on a timely basis, then SSI shall have the right to defend such challenge after providing a [****] written notice to Evaxion of its intent to do so. In the event that any amount is received from the Third Party in relation to the defense, the Party undertaking the defense shall be entitled to keep such amount, respecting that the principles set out in Clause 7.4 shall apply with regard to reimbursing the Parties’ out of pocket costs incurred in connection with such defense.

8.	DISPUTE RESOLUTION

8.1.	Choice of Law. The validity, construction, and performance of this Agreement shall be governed by the laws of the Kingdom of Denmark. Any claim, dispute, or controversy arising out of or related to this Agreement shall be adjudicated pursuant to the laws of the Kingdom of Denmark. The Parties agree to the provisions of Clause 8.3 below, providing for the exclusive mechanism for resolution of disputes arising hereunder, except that nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect either Party’s rights under this Agreement or Confidential Information. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

8.2.	Dispute Resolution. In the event of any controversy or claim arising out of or relating to this Agreement, or the rights or obligations of the Parties hereunder, the Parties shall first try to settle their differences amicably between themselves. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within [****] after such notice, appropriate representatives of the Parties shall meet for attempted resolution by good faith negotiations. If such representatives are unable to promptly resolve such disputed matter within said [****], either Party may refer the matter by written notice to the other Party’s Chief Executive Officer, or his/her designee for discussion and resolution. If such individuals or their designees are unable to resolve such dispute within [****] after such written notice, either Party may initiate proceedings in accordance with the provisions of Clause 8.3.

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PATENT CO-OWNERSHIP AGREEMENT

8.3.	Forum. The Parties agree to submit to the exclusive jurisdiction of the Maritime and Commercial High Court in Copenhagen in relation to any dispute arising out of, under, or in connection with this Agreement, or - if said court is not competent in relation to the dispute arisen - the Copenhagen City Court as court of first instance.

9.	NOTICES

All notices, requests, instructions, claims, demands, consents and other communications required or permitted to be given under this Agreement shall be deemed fully given when written, addressed, and sent as follows:

All general notices to SSI are mailed or e-mailed to:

Statens Serum Institut

Artillerivej 5

DK-2300 Copenhagen S

Denmark

Kontrakter@ssi.dk – Att.: Legal Department

with a copy to Business Development at Business@ssi.dk

All financial invoices and payments to SSI (i.e. accounting contact) are e-mailed to:

accounting@ssi.dk

with a copy to Business Development at Business@ssi.dk

All general notices to Evaxion are e-mailed or mailed to:

Evaxion Biotech A/S

Dr Neergaards Vej 5F,

DK-2970 Hørsholm

Denmark

Chief Executive Officer e-mail: info@evaxion-biotech.com

A Party may change its address with written notice to the other Party.

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PATENT CO-OWNERSHIP AGREEMENT

10.	ASSIGNMENT AND DELEGATION

10.1.	Assignment by Evaxion. Evaxion may assign this Agreement in whole or in part in connection with one or more transactions involving transfer or assignment of all or part of Evaxion’s rights in the Joint Patents, whether such transfer or assignment is by way of a sale, in connection with a merger or otherwise.

10.2.	Evaxion’s Delegation. Evaxion may perform any obligations and exercise any right under this Agreement through any of its Affiliates, subject to Evaxion standing surety on a no-fault basis (strict liability for breach of, inter alia, confidentiality provisions) for the compliance with this Agreement and performance of this Agreement by such Affiliates. Nothing in this Clause 10 shall limit [****]’s right or ability to seek interim relief or other legal proceedings against such Affiliates.

10.3.	Assignment by [****]. [****]

10.4.	[****]’s Delegation. [****] may perform any obligations and exercise any rights under this Agreement through any of its Affiliates, subject to [****] standing surety on a no-fault basis (strict liability for breach of, inter alia, confidentiality provisions) for the compliance with this Agreement and performance of this Agreement by such Affiliates. Nothing in this Clause 10 shall limit Evaxion’s right or ability to seek interim relief or other legal proceedings against such Affiliates.

11.	TERM AND TERMINATION

11.1	Term. The term of this Agreement commences on the Effective Date and continues until the last to expire Valid Claim where this Agreement shall automatically terminate, unless otherwise terminated prior thereto according to the terms of this Agreement.

11.2	Evaxion’s Termination Right. Evaxion shall be entitled to terminate this Agreement by giving [****]’ prior written notice to SSI in the event that Evaxion has not received confirmation from the Maritime & Commercial High Court on www.minretssag.dk within thirty (30) days of the Effective Date that the court case referred to in Clause 4.2 above has been withdrawn by SSI. If such confirmation from the court is received within the thirty [****] period, Evaxion’s termination notice shall have no effect. Any termination in accordance with this Clause 11.2 shall have effect as of the Effective Date, meaning that this Agreement shall not have been given any effect, implying, among other, that in such event neither Party has confirmed any rights of the other Party with respect to the Joint Patent hereunder and that any registration or filing for registration of SSI as co-inventor in respect of any invention under the Joint Patents shall be without effect and, upon Evaxion’s request, such registration or filing in relation thereto shall be deleted or withdrawn, as applicable.

11.3	Surviving Provisions. Surviving any expiry or termination are:

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PATENT CO-OWNERSHIP AGREEMENT

(a)	any of the rights granted in a Joint Patent License;

(b)	[****] Clause 4.6 incurred prior to expiry or termination; and

(c)	[****] between EVX and SSI; and

(d)	any provision that by its nature is intended to survive expiry or termination.

11.4	License Administration. In the event of early termination of this Agreement, the Parties will, upon Evaxion’s request, discuss how best to administer any existing Joint Patent Licenses.

11.5	License Agreements Executed after Termination. After termination of this Agreement, and unless otherwise agreed, each Party will have the right to license its respective rights in the Joint Patents on a non-exclusive basis without accounting to the other Party, subject to any rights granted under any Joint Patent License(s) prior to termination of this Agreement.

12.	CONFIDENTIALITY

12.1.	Confidential Information. In this Agreement, “Confidential Information” shall mean any and all data, results, know how, show-how, software, algorithms, inventions, designs, trade secrets, plans, forecasts, analyses, evaluations, research, technical information, manufacturing processes, business information, financial information, business plans, strategies, customer lists, marketing plans, including the existence and the terms of this Agreement, and any other information whether oral, in writing, in electronic form, or in any other form; and any physical items, compounds, components, samples, or other materials disclosed by one Party or any of its Affiliates (the “Disclosing Party”) to the other Party or any of its Affiliates (the “Receiving Party”) in connection with this Agreement, before, on, or after the Effective Date.

12.2.	Confidentiality. The Receiving Party agrees to keep confidential all Confidential Information disclosed to it by the Disclosing Party and any information of any kind whatsoever which may be made available to such Receiving Party by the Disclosing Party during pre-contractual negotiations or in connection with the execution of this Agreement. No Receiving Party will publish or disclose any Confidential Information to any Third Party without the prior written agreement of the Disclosing Party, except that either Party may disclose such information to its staff and natural and legal persons in its service as per Clause 12.3, as well as to its Affiliates, licensees (this right is only applicable to Evaxion), subcontractors, and advisors and any staff or natural or legal persons in the service of the former, provided that such persons are bound by obligations of confidentiality no less onerous than those set out in this Agreement. Either Party may further disclose Confidential Information as set out in Clause 12.6.

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PATENT CO-OWNERSHIP AGREEMENT

12.3.	Personnel. Each Party agrees to ensure that its personnel (i.e. its officers, employees, consultants, agents, representatives, contractors and advisers acting for and on behalf of the Party) observe the provisions of this Clause 12, as well as any natural or legal person in its service in any capacity whatsoever.

12.4.	Excluded Information. The confidentiality obligations imposed pursuant to Clause 12.2 will not apply to information in respect of which the Receiving Party can prove:

a)	that it disclosed it after having obtained the prior written permission of the Disclosing Party or that it had already been made public by the Disclosing Party;

b)	that it was in the public domain at the time of communication to the Receiving Party, or that it came into the public domain after receipt by the Receiving Party of such information at no fault on the part of the Receiving Party;

c)	that it was received from a Third Party lawfully;

d)	that, on the date of its communication by the Disclosing Party, the Receiving Party was already in possession thereof;

e)	that it is independently discovered after the date of communication by the Receiving Party or one of its Affiliates without the application or use of such information; or

f)	that the Parties agree in writing is not confidential or may be disclosed.

12.5.	Permitted Disclosure. Either Party may disclose Confidential Information that would otherwise be subject to the provisions of this Clause 12 to the extent that it is required to be disclosed by the application of a mandatory legal or regulatory provision or by the listing rules of an applicable stock exchange or by the application of a final judgment or an arbitral decision, provided that to the extent it is legally permitted to do so, the Receiving Party shall:

a)	immediately notify the Disclosing Party in writing that such disclosure is required and provide the reasons on which this is based in order to enable the Disclosing Party, if it so wishes, to seek a protective order or other appropriate remedy; if however the Receiving Party is unable to provide adequate written notice prior to disclosure, the Receiving Party shall inform the Disclosing Party immediately after the disclosure of the full circumstances of the disclosure and the information which has been disclosed; and

b)	only disclose such Confidential Information to the extent that is legally required.

12.6.	Further Permitted Disclosure. Without limitation to disclosure of Confidential Information pursuant to Clauses 12.2 or 12.5 or use of Confidential Information for the purpose of exploiting its rights under or pursuant to this Agreement, the Parties, their Affiliates and licensees under Joint Patent Licenses may use and disclose Confidential Information for the purposes of:

a)	preparing, filing prosecuting, maintaining and/or defending litigation with regard to Joint Patents;

b)	regulatory filings and other filings with governmental authorities necessary for the development or commercialization of any product, such as vaccines, including as required in connection with any filing, application, or request for regulatory approval; and

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PATENT CO-OWNERSHIP AGREEMENT

c)	financial discussions with any actual or bona fide potential investor, stockholder, investment banker, acquirer, merger partner, licensee or sub-licensee, or other potential or actual partner or their agents; provided that each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this Clause 12 prior to any such disclosure.

12.7.	Duration. The provisions of this Clause 12 shall commence on the Effective Date and shall continue during the term of this Agreement and for [****] after expiry or termination.

13.	MISCELLANEOUS

13.1	Cumulative Rights and Remedies; Waiver. The rights and remedies provided in this Agreement and all other rights and remedies available to any Party at law or in equity are, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity. Neither asserting a right nor employing a remedy shall preclude the concurrent assertion of any other right or employment of any other remedy, nor shall the failure to assert any right or remedy constitute a waiver of that right or remedy. No waiver by any Party of any breach or default of any provision set forth herein shall be deemed a waiver as to any subsequent or similar breach or default. No term of this Agreement can be waived except by the written consent of the party waiving compliance.

13.2	Headings. All headings in this Agreement are included solely for convenient reference, are not intended to be full and accurate descriptions of the contents of this Agreement, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

13.3	Limitation of Liability. NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES OR LOST PROFITS ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS OF ANY LEGAL THEORY ASSERTED INCLUDING CONTRACT, FAULT, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER LEGAL THEORY. The foregoing limitation of liability shall not apply to damages arising out of any Party’s breach of its confidentiality obligations to the other Party.

13.4	Use of Names and Trademarks. This Agreement does not confer on any Party any right to use any name, trade name, trademark or other designation of any other Party to this Agreement in advertising, publicity or other promotional activities. Any uses by a Party of another Party’s name or logo other than those expressly permitted herein, or expressly permitted in another written agreement between the Parties, shall be subject to the consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

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PATENT CO-OWNERSHIP AGREEMENT

13.5	Severability. The provisions of this Agreement are severable, and the unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. The Parties acknowledge that it is their intention that if any provision of this Agreement is determined by a court to be unenforceable as drafted, that provision should be construed in a manner designed to effectuate the purpose of that provision to the greatest extent possible under applicable law.

13.6	Construction. This Agreement shall be deemed to have been drafted jointly by the Parties and without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. Every term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against a Party.

13.7	Relationship of the Parties. The Parties hereto are independent contractors, and nothing in this Agreement shall be construed as creating a partnership, joint venture, or agency relationship between the Parties. No Party nor any of its employees or agents (i) is an employee, agent or legal representative of any other Party, or (ii) shall have any authority to represent any other Party or to enter into any contracts or assume any liabilities on behalf of the any other Party.

13.8	Further Assurances. Each Party shall execute and cause to be delivered to any other Party such instruments and other documents, and shall take such other actions, as any other Party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement or otherwise permitting any other party to exercise any of its rights pursuant to this Agreement.

13.9	Amendments. This Agreement may be modified or amended only by a written instrument duly executed by each of the Parties.

13.10	No Implied License. This Agreement does not confer by implication, estoppel, or otherwise any license or rights under any patents of any Party other than the Joint Patents, regardless of whether such patents are dominant or subordinate to the Joint Patents.

13.11	Complete Agreement. Evaxion and SSI agree that this Agreement constitutes the entire agreement between them as of the Effective Date concerning the subject matter hereof, and supersedes all prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any Party hereto concerning such subject matter.

13.12	Counterparts; Electronic Copy. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement. The Parties to this Agreement agree that a copy of an original signature (including an electronic copy) on this Agreement may be used for any and all purposes for which the original signature may have been used. The Parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

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PATENT CO-OWNERSHIP AGREEMENT

13.13	Interpretation. Unless the context clearly indicates otherwise: (a) each definition herein shall include the singular and the plural, (b) each reference herein to any gender shall include the masculine, feminine and neuter where appropriate, (c) the words “include” and “including” and variations thereof shall not be deemed terms of limitation, but rather shall be deemed to be followed by the words “without limitation,” (d) the word “or” is not exclusive, (e) the words “hereof,” “herein,” “hereto,” “hereby,” “hereunder” and derivative or similar words shall refer to this Agreement as an entirety and not solely to any particular provision of this Agreement, and (f) references herein (i) to Clauses mean the Clauses of this Agreement, (ii) to a statute mean such statute as amended, restated, supplemented or modified from time to time and includes any successor legislation thereto and any regulations promulgated thereunder; and (iii) to days mean calendar days unless otherwise expressly stated.

The Parties execute this Agreement by their respective duly authorized officers or representatives.

EVAXION BIOTECH A/S

Signature:
Name:	Jesper Nyegaard Nissen
Title:	CFO
Date:

Signature:
Name:	Christian Kanstrup
Title:	CEO
Date:

STATENS SERUM INSTITUT

Signature:
Name:	[****]
Title:	[****]
Date:

[****] This symbol identifies certain confidential information contained in this document that has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

PATENT CO-OWNERSHIP AGREEMENT

Appendix 1

Patent Family of PCT/EP2020/050058 (Publication no. WO/2020/141207)

Filing date: 03-Jan-2020

Country	Application No	Status
AU	2020204779	Pending
CA	3,124,905	Pending
CN	202080011462.7	Pending
JP	2021-539155	Pending
EP	20700065.4	Pending
US	17/420,315	Pending